UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2019

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on April 24, 2019. Record holders of NCR common stock, par value $0.01 per share, and/or Series A Convertible Preferred Stock, liquidation preference $1,000 per share, at the close of business on February 22, 2019, the record date for the 2019 Annual Meeting, were entitled to vote at the 2019 Annual Meeting.

The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, voted on the election of eight directors and on three proposals at the 2019 Annual Meeting. The holders of the Series A Convertible Preferred Stock, voting as a separate class, voted on the election of two directors.

On the record date for the 2019 Annual Meeting, there were 118,942,554 shares of common stock issued and outstanding, and 867,869 shares of Series A Convertible Preferred Stock issued and outstanding, which shares of preferred stock were convertible into 28,928,677 shares of common stock. Of the votes entitled to be cast at the 2019 Annual Meeting, 107,226,129 shares of common stock and 562,180 shares of Series A convertible Preferred Stock (entitled to cast the equivalent of 18,739,136 votes), or approximately 85.18% of the votes entitles to be cast at the 2019 Annual Meeting, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of NCR’s stockholders at the 2019 Annual Meeting are as follows:

1.

Election of Directors. Eight directors were re-elected by the holders of NCR common stock and Series A Convertible Preferred Stock, voting together as a single class, to serve a term expiring at the NCR 2020 Annual Meeting of Stockholders by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Clemmer	108,768,168	4,576,469	12,620,628
Robert P. DeRodes	111,019,639	2,324,998	12,620,628
Deborah A. Farrington	112,611,063	733,574	12,620,628
Michael D. Hayford	112,174,089	1,170,548	12,620,628
Kurt P. Kuehn	111,420,148	1,924,489	12,620,628
Linda Fayne Levinson	105,104,930	8,239,707	12,620,628
Frank R. Martire	111,556,905	1,787,732	12,620,628
Matthew A. Thompson	112,709,000	635,637	12,620,628

2.

Advisory Vote to Approve Compensation of Named Executive Officers as Disclosed in the Proxy Statement. The holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, did not approve, on an advisory basis, the executive compensation disclosed in the Company’s Proxy Statement by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
39,126,933	69,064,679	5,153,025	12,620,628

3.

Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019 was ratified by the holders of shares of common stock and shares of Series A Convertible Preferred Stock, voting together as a single class, by the votes set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
121,716,712	4,119,989	128,564	0

With respect to the proposal to amend and restate the charter of the Company to eliminate the supermajority provisions contemplated by the Maryland General Corporation Law and the Company’s charter and make certain conforming changes to the charter, the proposal received a substantial favorable vote at the 2019 Annual Meeting, but did not receive the vote required for approval under the Company’s charter, which is the affirmative vote of holders representing eighty percent or more of the voting power of all shares of outstanding stock of NCR entitled to vote generally in the election of directors. As previously disclosed, in order to allow for additional voting on this proposal, the Chairman of the meeting determined, in his discretion, to adjourn the 2019 Annual Meeting with respect to this proposal (and only this proposal). The Company will include the results of the votes taken on this proposal at the resumed meeting in an amendment to this Current Report on Form 8-K, or a new Current Report on Form 8-K, to be filed with the Securities and Exchange Commission within four business days after the vote on the proposal is concluded.

As noted above, the holders of Series A Convertible Preferred Stock, voting as a separate class, voted on the election of two directors at the 2019 Annual Meeting. The directors were-elected to serve a term expiring at NCR’s 2020 Annual Meeting of Stockholders and until their successors are duly elected and qualify, by the votes set forth in the table below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory R. Blank	464,534	60,608	37,038
Chinh E. Chu	525,142	0	37,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2019	NCR Corporation

	By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary